Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Dresser-Rand Group Inc. (the “Company”) on Form 10-Q for the quarter ending September 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Vincent R. Volpe Jr., President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  October 31, 2013 /s/ Vincent R. Volpe Jr.

Vincent R. Volpe Jr.

President and Chief Executive Officer